Exhibit 99.1

Sterling Consolidated Revises Dividend Record Date and Distribution Date

PR Newswire

NEPTUNE, N.J., October 12, 2018 /PRNewswire/ -- Sterling Consolidated Corp. (OTC: STCC) (The Company), a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace for almost 50 years, and creator of the blockchain based DiMO Token, today shared news regarding its cryptodividend.

The Company today announced that they are revising the record date and distribution date of the previously declared cryptodividend of the Company’s proprietary cryptocurrency, DiMO.

"The cryptodividend requires a certain technological implementation by blockchain programming specialists said Company CFO, Scott Chichester. “We have had conversations with our transfer agent and blockchain developers regarding the mechanics of the dividend distribution and getting this unique asset to our shareholders. At the moment we are still negotiating a received proposal on the dividend distribution from a New York blockchain development company, and while we are disappointed that we did not meet our previously announced record and distribution date, we feel it is more important to give the development team ample time to get the technology correct.”

The Company expects to announce a revised record date and distribution date before the end of the fourth quarter after it signs an agreement with a blockchain development firm.

Mr. Chichester added, “Our overall strategy remains the same. We are moving forward with our pending Regulation A filing, our acquisition roll-up strategy, and bringing blockchain technology to the gasket and seal industry.”

For more information on the DiMO Token, consolidation strategy, Reg A filing and company history, visit: http://investor.sterlingconsolidated.com

About Sterling Consolidated Corp.

Sterling Consolidated Corp., through its wholly-owned subsidiary, Sterling Seal and Supply is a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace for almost 50 years as well as an approved supplier to Amazon and Walmart. The Company has 5 locations throughout the USA, and plans to acquire more through its ongoing acquisition strategy. The Company is also the creator of the DiMO, a blockchain based cryptocurrency, that they hope brings an edge to the industry and improves overall profits and efficiencies through the use of smart contracts.

Investor & Media Contact:

Scott Chichester, CFO - schichester@sterlingconsolidated.com
Source:  Sterling Consolidated Corp - http://www.sterlingconsolidated.com

Forward-looking Statements

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may" "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Legal Disclaimer

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Sterling Consolidated Corp. will not be accepted.  No offer to buy securities in a Regulation A+ offering of Sterling can be accepted and no part of the purchase price can be received until Sterling's offering statement is qualified with the SEC.  Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.  Any indications of interest in Sterling's offering involves no obligation or commitment of any kind.

1 Source https://www.futuremarketinsights.com/reports/gaskets-and-seals-market

SOURCE Sterling Consolidated Corp.